INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 2-81733, 33-3420, 33-31765, 33-64248 and 33-35592 of The Pep Boys - Manny, Moe &
Jack and subsidiaries on Form S-8 and Registration Statement Numbers
33-32857 , 33-39225 and 33-55115 of The Pep Boys - Manny, Moe & Jack and subsidiaries on Forms S-3 of our report dated March 20, 1995, appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe & Jack and subsidiaries for the year ended January 28, 1995.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
April 26, 1995